Exhibit 99.1

NASDAQ: ASFI

CONTACT:

Robert J. Michel, CFO

Asta Funding, Inc.

(201) 567-5648

Asta Funding, Inc. Announces Earnings for First Quarter Fiscal 2012

•    Net Income of $3.0 Million, or $0.20 Per Diluted Share

Strong Balance Sheet, No Impairments, Strong Liquidity Position Continues

•    $111 Million in Cash & Securities

ENGLEWOOD CLIFFS, N.J., February 9, 2012—Asta Funding, Inc. (NASDAQ: ASFI) (the “Company”), a receivable asset management and liquidation company, today announced earnings for the first quarter of the 2012 fiscal year, the three-month period ended December 31, 2011.

For the three months ended December 31, 2011, the Company reported net income of $2,977,000, or $0.20 per diluted share, an increase over net income of $2,666,000, or $0.18 per diluted share for the comparable period of fiscal year 2011. Total revenue was $10,439,000 for the quarter ended December 31, 2011, as compared to $10,838,000 for the three month period ended December 31, 2010. For the three month period ended December 31, 2011,finance income from fully amortized portfolios (zero basis revenue) was $8,583,000. This compares to $8,793,000, a decrease of $210,000 from the first quarter of fiscal year 2011

General and administrative expenses were $4,766,000 for the three month period ended December 31, 2011, as compared to general and administrative expenses of $5,481,000 for the same period in the prior year. General and administrative expenses were lower due to lower compensation and benefits including stock based compensation expenses.

Net cash collections of consumer receivables acquired for liquidation for the quarter ended December 31, 2011 totaled $16,970,000, including $31,000 from collections represented by account sales. This compares to the prior year’s total net cash collections of $21,105,000, including $155,000 from collections represented by account sales. Net cash collections on the Great Seneca portfolio were $2,720,000 in the first quarter of fiscal year 2012 as compared to $3,551,000 in the first quarter of fiscal year 2011. The carrying value of the Great Seneca portfolio at December 31, 2011 was $75.6 million, as compared to $87.7 million at December 31, 2010. Investments in new portfolios totaled $1,351,000 during the first quarter of fiscal year 2012, as compared to $2,883,000 in the first quarter of fiscal year 2011. The portfolios acquired during the first quarter of fiscal years 2012 and 2011 were litigation-related medical accounts receivable portfolios.

The Company had no senior or subordinated debt as of December 31, 2011. The balance of the non-recourse debt to the Bank of Montreal was $69.2 million at December 31, 2011. In addition, on December 30, 2011, the Company obtained a $20 million Senior Secured Discretionary Credit Facility from Bank Leumi USA interest payable at Prime rate plus 50 basis points. The term of the Credit Facility is through February 23, 2013. The Company has not drawn down on this facility.

As previously announced, the Company entered into a joint venture—Pegasus Funding, LLC—and through December 31, 2011,has invested approximately $4.4 million in personal injury financing cases through the new joint venture, The Company has an 80% profit distribution position in the joint venture.

“Our previous progress in strengthening our balance sheet, reducing overhead expenses, increasing our cash position and generating strong cash flow has continued well into fiscal year 2012. The current economic climate presents somewhat of a challenge to us in purchasing distressed consumer portfolios at economically viable pricing. Nevertheless, we remain steadfast in pursuing the purchase of distressed consumer portfolios, which remains the core of our business,” commented Gary Stern, Chairman and CEO of the Company. Mr. Stern continued, “Rather than sit still and wait for the portfolio market to return to a reasonable position, we are seriously exploring a variety of attractive financial asset classes which dovetail with our traditional business model. An example is the new joint venture into which we entered—Pegasus Funding, LLC. This entity purchases interests in personal injury claims from claimants who are a party to personal injury litigation with the expectation of a settlement in the future. As we closed on the transaction on December 28, 2011, the results of Pegasus Funding, LLC were not accretive to the first quarter of fiscal year 2012. As of December 31, 2011 Asta has invested approximately $4.4 million in this entity. We eagerly look forward to the fruits of our investment beginning in the second quarter of this fiscal year.”

Conference Call Details

Interested parties may participate in a conference call to discuss results by dialing USA/Canada (800) 668-4132, International (224) 357-2196 five minutes prior to 4:00PM EST on February 9, 2011. Please refer to the Asta Funding earnings teleconference ID # 50319492. A recording of the conference call will be available from 02/09/2012 7:00PM EST through 02/16/2012 11:59PM EST by dialing USA/Canada (855) 859-2056, International (404) 537-3406 conference ID # 50319492.

About Asta Funding

Based in Englewood Cliffs, NJ, Asta Funding, Inc., is a consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

Important Information about Forward-Looking Statements:

Important Information about Forward-Looking Statements: All statements in this new release other than statements of historical facts, including without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs, and plans and objective of management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof, or any variation thereon, or similar terminology or expressions. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Important factors which could materially affect our results and our future performance include, without limitation, potential regulation or limitation of interest rates and other fees advanced by Pegasus under federal and/or state regulation, a change in statutory or case law which limits or restricts the ability of Pegasus to charge or collect fees and interest at anticipated levels, plaintiff’s being unsuccessful in whole or in part in the litigation upon which our funds are provided, the continued services of Max Alperovich and Alexander Khanas to source and analyze cases in accordance with the underwriting guidelines of Pegasus, our ability to purchase defaulted consumer receivables at appropriate prices, changes in government regulations that affect our ability to collect sufficient amounts on our defaulted consumer receivables, our ability to employ and retain qualified employees, changes in the credit or capital markets, changes in interest rates, deterioration in economic conditions, negative press regarding the debt collection industry which may have a negative impact on a debtor’s willingness to pay the debt we acquire, and statements of assumption underlying any of the foregoing, as well as other factors set forth under “Item 1A. Risk Factors” in our annual report on Form 10-K for the year ended September 30, 2011 and other filings with the SEC. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we assume no duty to update or revise any forward-looking statements.

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	September 30,	September 30,
	Three Months Ended	Three Months Ended
	December 31, 2011	December 31, 2010
Revenues
Finance income, net	$9,790,000	$10,759,000
Other income	649,000	79,000

	10,439,000	10,838,000

Expenses
General and administrative	4,766,000	5,481,000
Interest expense (fiscal year 2012—Related Party — $0; fiscal year—2011—Related Party — $86,000)	674,000	879,000

	5,440,000	6,360,000

Income before income taxes	4,999,000	4,478,000
Income tax expense	2,022,000	1,812,000

Net income	$2,977,000	$2,666,000

Net income per share — Basic	$0.20	$0.18

Net income per share — Diluted	$0.20	$0.18

Weighted average number of shares outstanding:
Basic	14,639,456	14,606,121

Diluted	14,880,979	14,827,767

ASTA FUNDING, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	September 30,	September 30,
	December 31,	September 30,
	2011	2011
	(Unaudited)
ASSETS
Cash and cash equivalents	$83,793,000	$84,347,000
Investments:
Available-for-sale	18,688,000	13,515,000
Certificates of deposit	8,607,000	9,060,000
Restricted cash	1,020,000	1,031,000
Consumer receivables acquired for liquidation (at net realizable value)	109,366,000	115,195,000
Other investments	4,360,000	—
Due from third party collection agencies and attorneys	2,014,000	2,084,000
Prepaid and income taxes receivable	1,818,000	3,369,000
Furniture and equipment, net	480,000	563,000
Deferred income taxes	13,767,000	14,358,000
Other assets	4,262,000	4,529,000

Total assets	$248,175,000	$248,051,000

LIABILITIES
Non recourse debt	$69,157,000	$71,604,000
Other liabilities	2,572,000	3,167,000
Dividends payable	293,000	293,000
Income taxes payable	31,000	31,000

Total liabilities	72,053,000	75,095,000

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value; authorized 5,000,000 shares; issued and outstanding — none	—	—
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding — 14,639,456 shares at December 31, 2011 and 14,639,456 at September 30, 2011	146,000	146,000
Additional paid-in capital	75,098,000	74,793,000
Retained earnings	101,061,000	98,377,000
Accumulated other comprehensive income	(113,000)	(290,000)
Treasury stock (at cost)	(70,000)	(70,000)

Total stockholders’ equity	176,122,000	172,956,000

Total liabilities and stockholders’ equity	$248,175,000	$248,051,000